AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 10, 1997

                                                      REGISTRATION NO. 333-09773
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 3

                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                            TRIGON HEALTHCARE, INC.

               (Exact name of issuer as specified in its charter)

             VIRGINIA                              6324                             54-1773225
 (State or other jurisdiction of       (Primary Standard Industrial              (I.R.S. Employer
  incorporation or organization)       Classification Code Number)             Identification No.)

                            J. CHRISTOPHER WILTSHIRE
                                   SECRETARY
                            TRIGON HEALTHCARE, INC.
                             2015 STAPLES MILL ROAD
                            RICHMOND, VIRGINIA 23230
                                 (804) 354-7000
      (Name, address, including zip code, and telephone number, including area code, of agent for service of process and registrant's principal executive offices)

                            ------------------------
    COPIES OF ALL COMMUNICATIONS, INCLUDING COMMUNICATIONS SENT TO AGENT FOR
                          SERVICE, SHOULD BE SENT TO:

                R. GORDON SMITH, ESQ.                                   MICHAEL W. BLAIR, ESQ.
       MCGUIRE, WOODS, BATTLE & BOOTHE, L.L.P.                         JAMES C. SCOVILLE, ESQ.
                   ONE JAMES CENTER                                      DEBEVOISE & PLIMPTON
                 901 EAST CARY STREET                                      875 THIRD AVENUE
               RICHMOND, VIRGINIA 23219                                NEW YORK, NEW YORK 10022
                    (804) 775-1000                                          (212) 909-6000

                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits. The following is a list of exhibits to this Registration Statement.


EXHIBIT
NUMBER                                                              DESCRIPTION
-------         -------------------------------------------------------------------------------------------------------------------
  1.1           --       Form of Purchase Agreement (U.S. Version).
  1.2           --       Form of Purchase Agreement (International Version).
  2.1           --       Amended and Restated Plan of Demutualization.*
  3.1           --       Amended and Restated Articles of Incorporation of the Registrant.*
  3.2           --       Bylaws of the Registrant.*
  4.1           --       Form of Stock Certificate (other Instruments Defining the Rights of Security-Holders included in Exhibits
                         3.1 and 3.2).*
  5             --       Opinion of McGuire, Woods, Battle & Boothe, L.L.P.*
 10.1           --       Form of License Agreements by and between the Blue Cross and Blue Shield Association and the Company.*
 10.2           --       Limited Fixed Return Plan for Certain Officers and Directors of the Company.*
 10.3           --       Long-Term Incentive Plan for Certain Officers and Directors of the Company.*
 10.4           --       Non-Contributory Retirement Program for Certain Employees of the Company.*
 10.5           --       Supplemental Executive Retirement Program for Certain Employees of the Company.*
 10.6           --       Salary Deferral Plan for Norwood H. Davis, Jr.*
 10.7           --       Employment Agreement dated as of March 13, 1996 by and between the Company and Norwood H. Davis, Jr.*
 10.8           --       Employment Agreement dated as of August 4, 1995 by and between the Company and Phyllis L. Cothran.*
 10.9           --       Employee Thrift Plan of the Company.*
 10.10          --       401(k) Restoration Plan of the Company.*
 10.11          --       1996 Annual Management Incentive Plan of the Company.*
 21             --       Subsidiaries of the Registrant.
 23.1           --       Consent of KPMG Peat Marwick LLP.*
 23.2           --       Consent of McGuire, Woods, Battle & Boothe, L.L.P. (included in opinion filed as Exhibit 5).
 24             --       Power of Attorney.*


---------------


* Previously filed.


     All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes that:

     (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on January 10, 1997.


                                         TRIGON HEALTHCARE, INC.

                                         By: /S/ THOMAS G. SNEAD, JR.
                                         ------------------------------------
                                                   THOMAS G. SNEAD, JR.

                                         Title: TREASURER AND CHIEF FINANCIAL
                                                OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                             TITLE                              DATE
                     -----------                                            -----                        -----------

                                       *                Chairman of the Board and                        January 10, 1997
------------------------------------------------------    Chief Executive Officer
                NORWOOD H. DAVIS, JR.

                                       *                Director                                         January 10, 1997
------------------------------------------------------
              LENOX D. BAKER, JR., M.D.

                                       *                Director                                         January 10, 1997
------------------------------------------------------
                   JAMES K. CANDLER

                                       *                Director                                         January 10, 1997
------------------------------------------------------
                 JOHN COLE, JR., M.D.

                                       *                Director                                         January 10, 1997
------------------------------------------------------
              JOHN L. COLLEY, JR., PH.D.

                                       *                Director                                         January 10, 1997
------------------------------------------------------
                  ROBERT M. FREEMAN

                                       *                Director                                         January 10, 1997
------------------------------------------------------
                  WILLIAM R. HARVEY

                      SIGNATURE                                             TITLE                              DATE
                     -----------                                          --------                             ----
                                       *                Director                                         January 10, 1997
------------------------------------------------------
                  ELIZABETH G. HELM

                                       *                Director                                         January 10, 1997
------------------------------------------------------
                    GARY A. JOBSON

                                       *                Director                                         January 10, 1997
------------------------------------------------------
                 FRANK C. MARTIN, JR.

                                       *                Director                                         January 10, 1997
------------------------------------------------------
                DONALD B. NOLAN, M.D.

                                       *                Director                                         January 10, 1997
------------------------------------------------------
                  WILLIAM N. POWELL

                                       *                Director                                         January 10, 1997
------------------------------------------------------
                  J. CARSON QUARLES

                                       *                Director                                         January 10, 1997
------------------------------------------------------
                   R. GORDON SMITH

                                       *                Director                                         January 10, 1997
------------------------------------------------------
                    JACKIE M. WARD

                                       *                Director                                         January 10, 1997
------------------------------------------------------
             STIRLING L. WILLIAMSON, JR.

                     /S/ THOMAS G. SNEAD, JR.           Treasurer and Chief Financial Officer            January 10, 1997
------------------------------------------------------    (Principal Financial and Accounting Officer)
                 THOMAS G. SNEAD, JR.


*By:          /S/ THOMAS G. SNEAD, JR.
   -----------------------------------------
            THOMAS G. SNEAD, JR.
              ATTORNEY-IN-FACT